EXHIBIT 10.50


                                    SUBLEASE


         THIS SUBLEASE AGREEMENT ("Sublease"), is made and entered into as of the ____ day of September, 2000, by and between Papercraft, LLC, a Delaware limited liability company ("Sublessor"), and Wade Cook Financial Corp. (WCFC) dba Quantum Marketing, a _______________ corporation ("Sublessee").

                                   WITNESSETH:

         WHEREAS, Sublessor is presently the lessee under that certain Lease dated January 13, 1977, as amended January 3, 1986 and December 18, 1987, by and between J.B. Patt (referred to herein as "Prime Lessor"), as Landlord, and Sublessor, as Tenant (referred to herein as the "Prime Lease");

         WHEREAS, Sublessor desires to lease to Sublessee and Sublessee desires to lease from Sublessor certain space subject to the Prime Lease in order that Sublessee may use the same for office and warehouse uses.

         NOW, THEREFORE, the parties hereto in consideration of the premises and the mutual covenants and agreements herein contained hereby stipulate, covenant and agree as follows:

ARTICLE I
                                 Leased Premises

1.1 Sublessor hereby demises and subleases to Sublessee and Sublessee hereby leases from Sublessor approximately 30,000 square feet of warehouse and office space (leased by Sublessor under the Prime Lease) in the building located at 6701 South Glacier, Tukwila, WA (the "Building"), together with the nonexclusive right to use the access and parking facilities located on the land on which the Building is located (the "Leased Premises").

ARTICLE II
                                 The Prime Lease

2.1 Sublessee acknowledges that it has read the Prime Lease attached hereto as Exhibit A, which has not been supplemented, modified or amended (other than as attached hereto), and that it is familiar with the terms and provisions thereof From and after the Commencement Date, Sublessee covenants not to cause a default under the Prime Lease and to keep, observe and perform all of the terms, provisions, obligations and conditions of Sublessor under the Prime Lease, except for the provisions of the Prime Lease relating to the payment of rent and security deposit. Sublessee, shall indemnify and hold harmless Sublessor from and against any loss, claim or cause of action, whether claimed by the Prime Lessor or any other party, caused by Sublessee's breach of any of the terms and conditions of the Prime Lease. This Sublease is subject and subordinate to all of the terms, provisions and conditions of the Prime. Lease.

2.2 In the event the Prime Lease expires or is terminated, this Sublease shall terminate as of the date the Prime Lease expires or is terminated, and the parties shall have no further rights or obligations under this Sublease, unless expressly provided herein. Sublessee shall have lo right to terminate this Sublease except as expressly provided herein.

2.3 Except as expressly provided otherwise herein, Sublessee shall have all the rights and privileges of Sublessor pursuant to the Prime Lease. Upon Sublessee paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on the Sublessee's part to be observed and performed hereunder, Sublessor shall not interfere with Sublessee's quiet possession of the Leased Premises for the entire term hereof subject t o all of the provisions of this Sublease and the Prime Lease and Sublessor shall not breach any of the Sublessor's obligations under the Prime Lease.

ARTICLE III
                                      Term

3.1 The initial term of this Sublease shall commence on October 1, 2000 (the "Commencement Date"), and end on August 31, 2005 (the "Termination Date"), unless sooner terminated in accordance with the terms hereof (the "Term"). Sublessee shall be entitled to early occupancy of the Leased Premises, commencing upon delivery to Sublessor of (1) an amount equal to the sum of the first months Rent and the Security Deposit; (2) a certificate of insurance evidencing the insurance coverage required by Article X of this Sublease and (3) Prime Lessor's consent to this Sublease. Sublessee's early occupancy shall be governed by all of the terms and conditions of this Sublease, except for the payment of Rent, which shall commence on December 1, 2000. Sublessee acknowledges that the Prime Lease expires on August 31, 2005.

ARTICLE IV
                                Rental, Net Lease

4.1 In consideration of the agreements set forth herein to be performed by Sublessor, and of the leasing of the Leased Premises, Sublessee agrees to pay to Sublessor, a monthly rental (the "Rent"), as follows:

                        Months 01 - 02                      $ -0-
                        Months 03 - 36                      $ 10,810
                        Months 36 - Expiration              $ 12,275

Rent shall be due and payable in advance ten (10) days before the rent is due under the Prime Lease. The Rent shall be prorated for any partial month at the commencement or termination of the Term.

4.2 Other remedies for nonpayment of Rent notwithstanding, if the Rent payment is not received by Sublessor on or before the fifth (5th) day following the date such Rent is due, or if any other payment due Sublessor by Sublessee is not received by Sublessor on or before the tenth (10th) day following the day in which Sublessee was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Sublease.

4.3 In the event that Sublessee does not vacate the Leased Premises upon the expiration or termination of this Sublease, Sublessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Sublease shall be applicable during that period, except that Sublessee shall pay Sublessor as Rent for, the period of such holdover an amount equal to the rent due the Prime Lessor (under the Prime Lease) during such holdover period and Sublessee shall indemnify and save Sublessor harmless against all costs, claims, loss or liability resulting from delay by Sublessee in surrendering the Leased Premises. Sublessee agrees to vacate and deliver the Leased Premises to Sublessor upon the expiration of this Sublease or, if earlier terminated, upon Sublessee's receipt of notice from Sublessor to vacate. The rental payment during the holdover period shall be payable to Sublessor on demand. No holding over by Sublessee, whether with or without the consent of Sublessor, shall operate to extend the Term of this Sublease.

4.4 This Sublease is what is commonly known as "triple net". In addition to Rent, Sublessee shall pay to the parties respectively entitled thereto all charges, costs and expenses which arise out of Sublessee's operation of the Leased Premises or may be contemplated under any provision of this Sublease or the Prime Lease. Sublessee shall reimburse Sublessor for any amounts paid by Sublessor to the Prime Lessor on Sublessee's behalf within five (5) days after demand by Sublessor. All such charges, costs and expenses shall constitute additional rent and upon the failure of Sublessee to pay any of such charges, costs or expenses, Sublessor shall have the same rights and remedies provided in this Sublease for Sublessee's failure to pay Rent.

4.5 Sublessee shall pay to Sublessor a monthly escrow amount for real estate taxes, as reasonably determined by Sublessor. Sublessor shall reconcile the escrowed amounts to the actual amounts upon receipt of the tax bill from the Prime Lessor.

ARTICLE V
                                Security Deposit

5.1 Sublessee shall deposit with Sublessor upon execution of this Sublease Twelve Thousand Two Hundred Seventy Five and 00/100 Dollars ($12,275.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of the deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessee may become obligated to Sublessor by reason of Sublessee's default or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of the deposit, Sublessee shall within ten (10) days after written demand deposit cash with Sublessor in an amount sufficient to restore the deposit and Sublessee's failure to do so shall be a default of this Sublease. If Sublessee performs all of its obligations hereunder, the deposit, or so much thereof as has not been applied by Sublessor, shall be returned, without payment of interest, to Sublessee at the expiration of the Term, and after Sublessee has vacated the Leased Premises.

ARTICLE VI
                                 Permitted Uses

6.1 Subject to the provisions of Section 13.8 of this Sublease, Sublessee shall use the Leased Premises only for warehouse, administrative offices and related legal purposes and for no other purpose or purposes.

ARTICLE VII
                                    Utilities

7.1 Sublessee shall pay the costs for all utility services supplied to the Leased Premises. Sublessee shall pay all costs caused by Sublessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Sublessee shall be responsible for the installation or maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps, or similar devices as may be required by any governmental subdivision for Sublessee's use of the sanitary sewer system.

ARTICLE VIII
                             Repairs and Maintenance

8.1 Sublessor represents that, to the best of Sublessor's knowledge, the electrical, lighting, HVAC, plumbing, mechanical and operating systems in the Leased Premises will be in working order as of the Commencement Date. Sublessee shall be required to maintain, at its sole cost, the Leased Premises in accordance with the terms of the Prime Lease and hereby agrees to assume all of Sublessor's repair, maintenance and replacement obligations under the Prime Lease. Sublessor shall not be liable to Sublessee, except as expressly provided in this Sublease, for any damage or inconvenience, and Sublessee shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Sublessor or Prime Lessor under this Sublease, except for uninsured damage to property caused by Sublessor's negligence or willful misconduct.

8.2 Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall repair and pay for any damage caused by any act or omission of Sublessee or Sublessee's agents, employees, invitees, licensees or visitors. If Sublessee fails to make the repairs or replacements promptly as required herein or as required in the Prime Lease, Sublessor may, at its option, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Sublessee as Rent and shall become due and payable by Sublessee within five (5) days after demand by Sublessor. Costs incurred under this section are the total responsibility of Sublessee.

8.3 Sublessee shall not allow any damage or waste to be committed on any portion of the Leased Premises or Building, and at the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver the Leased Premises to Sublessor in as good condition as existed at the Commencement Date, ordinary wear and tear and damage by casualty excepted. The cost and expense of any repairs to restore the condition of the Leased Premises shall be borne by Sublessee.

8.4 Sublessor agrees, prior to the Commencement Date, at Sublessor's sole cost and expense, to provide the Leased Premises in broom clean condition and to upgrade the existing power to provide approximately 400 amps of 277/480 volt, 3 phase power.

ARTICLE IX
                          Alterations and Improvements

9.1 Sublessee shall not make or allow to be made any alterations, improvements, additions or utility installations (as defined in the Prime Lease) in or to the Leased Premises, without first obtaining the written consent of Sublessor, which consent shall not be unreasonably withheld, but only if Prime Lessor also consents and Sublessee pays any costs of Prime Lessor in connection with such consent.

ARTICLE X
                                    Insurance

10.1 Anything in this Sublease to the contrary notwithstanding, Sublessor and Sublessee hereby waive and release each other from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, or the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence, of Sublessor or Sublessee and their agents, officers and employees, provided this waiver and release does not have the effect of invalidating any policy of insurance carried by either party. Sublessor and Sublessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

10.2 Sublessor shall not be liable to Sublessee or Sublessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Leased Premises or the Building or the parking areas caused by any act or omission of Sublessee or its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Sublessee, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Sublessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. Sublessee agrees to indemnify and hold harmless Sublessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury; provided, however, this indemnification shall not apply to any damage or injury caused by the negligence or willful misconduct of Sublessor or its employees or agents.

10.3 Sublessee at its expense, shall maintain in force during the Term of this Sublease all insurance Sublessor is obligated to maintain under the Prime Lease. Sublessee shall name both Prime Lessor and Sublessor as additional insureds. Sublessee shall furnish to Sublessor upon request, certificates or other evidence acceptable to Sublessor as to the insurance maintained by Sublessee hereunder.

ARTICLE XI
                             Assignment or Sublease

11.1 Sublessee shall not assign, in whole or in part, this Sublease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, but only if Prime Lessor also consents and Sublessee pays any costs of Prime Lessor in connection with such consent. In no event shall Sublessor's consent to any assignment or sublease ever release Sublessee or any guarantor from any obligation or liability hereunder.

                  Sublessee shall, upon demand, reimburse Sublessor for the reasonable legal fees and expenses incurred by Sublessor and/or Prime Lessor (not to exceed $500.00) in processing any request to assign this Sublease or to sublet all or any portion of the Leased Premises, whether or not Sublessor agrees thereto, and if Sublessee shall fail promptly so to reimburse Sublessor, the same shall be a default in Sublessee's monetary obligations under this Sublease.

                  Without limitation of the rights of Sublessor hereunder in respect thereto, if there is any assignment of this Sublease by Sublessee for consideration or a subletting of the whole of the Leased Premises by Sublessee at a rent which exceeds the Rent payable hereunder by Sublessee, or if there is a subletting of a portion of the Leased Premises by Sublessee at a rent in excess of the subleased portion's pro rata share of the Rent payable hereunder by Sublessee, then Sublessee shall pay to Sublessor, as Rent, forthwith upon such assignment or subletting, the consideration (or the cash equivalent thereof) therefor and in the case of a subletting, one-half (1/2) of the amount of any such excess rent. The provisions of this section shall apply to each and every assignment of this Sublease and each and every subletting of all or a portion of the Leased Premises, whether to a subsidiary or controlling corporation of the Sublessee or any other person, firm or entity, in each case on the terms and conditions set forth herein. For the purposes of this section, the term "rent" shall mean all rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Leased Premises.

11.2 Sublessee agrees to furnish to Sublessor, from time to time, within fifteen
(15) days after receipt of a request from Sublessor, a statement certifying, if applicable, the following: Sublessee is in possession of the Leased Premises; the Leased Premises are acceptable; the Sublease is in full force and effect; the Sublease is unmodified; Sublessee claims no present charge, lien or claim of offset against Rent; the Rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of sonic act or omission by Sublessor known to Sublessee; and such other matters as may be reasonably required by Sublessor. Sublessee's failure to deliver such statement, in addition to being a default under this Sublease, shall be deemed to establish conclusively that this Sublease is in full force and effect except as declared by Sublessor, that Sublessor is not in default of any of its obligations under this Sublease, and that Sublessor has not received more than one (1) month's rent in advance.

11.3 Sublessor agrees to furnish to Sublessee, from time to time, within 15 days after receipt of a request from Sublessee, a statement certifying the following to the extent true: The Sublease is in full force and effect; the Sublease is unmodified; to the best of Sublessor's knowledge, neither the Sublessee nor the Sublessor are in default under the Sublease, and no event has occurred that, with the passage of time or the giving of notice, would constitute a default under the Sublease by either the Sublessee or the Sublessor; the Prime Lease is in full force and effect; the Prime Lease is unmodified; no notice of default or termination of the Prime, Lease has been served on Sublessor under the terms of the Prime Lease; to the best of Sublessor's knowledge, neither the Prime Lessor nor the Sublessor are in default under the Prime Lease, and no event has occurred that, with the passage of time or the giving of notice, would constitute a default under the Prime Lease by either the Prime Lessor or the Sublessor.

ARTICLE XII
                              Default and Remedies

12.1 The following shall be deemed to be events of default by Sublessee under this Sublease:

     (a) Sublessee shall fail to pay Rent or other charges for which provision is made herein on or before five (5) days following the date on which the same becomes due and payable; or

     (b) Sublessee shall fail to perform or observe any other terms or conditions contained in this Sublease or the Prime Lease if such failure has continued for more than twenty (20) days after Sublessor's notice; or

     (c) the estate hereby created shall be taken on execution or by other process of law, or if Sublessee shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Sublessee for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Sublessee's assets by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Sublessee under any provisions of the Bankruptcy Code now or hereafter enacted or if Sublessee shall file a petition for such reorganization or for arrangements under any provision of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts (references herein to. Sublessee shall include any guarantor of Sublessee's obligations hereunder);

     (d) Sublessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building; or

     (e) the vacating or abandonment of the Leased Premises by Sublessee, then and in any such case (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), in addition to any rights of Prime Lessor under the Prime Lease, Sublessor lawfully may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of Sublessor's former estate, and expel Sublessee and those claiming through or under Sublessee and remove its or their affects (forcibly, if necessary) without being guilty of any manner of trespass, and without prejudice to any remedies. which might otherwise be used for arrears of rent or preceding breach of covenant, and, upon entry as aforesaid, Sublessor shall have the right, by suitable notice to
          Sublessee, forthwith to terminate this Sublease; and Sublessee covenants and agrees, notwithstanding any entry or re-entry by Sublessor, whether by summary proceedings, termination, or otherwise, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges reserved as they would, under the terms of this Sublease, become due if this Sublease had not been terminated or if Sublessor had not entered of re-entered, as aforesaid, and whether the Leased Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but, in the event the Leased Premises be relet by Sublessor, Sublessee shall be entitled to a credit in the net amount of rent or other charges received by Sublessor in reletting, after deduction of all expenses incurred in reletting the Leased Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the Rent in connection therewith, in the following manner:

         Amounts received by Sublessor after reletting shall first be applied against such Sublessor's expenses, until the same are recovered, and until such recovery, Sublessee shall pay, as of each day when a payment would fall due under this Sublease, the amount which Sublessee is obligated to pay under the terms of this Sublease; when and if such expenses have been completely recovered, the amounts received from reletting by Sublessor as have not previously been applied shall be credited against Sublessee's obligations as of each day when a payment would fall due under this Sublease, and only the net amount thereof shall be payable by Sublessee. Further, amounts received by Sublessor from such reletting for any period shall be credited only against obligations of Sublessee allocable to such period, and shall not be credited against obligations of Sublessee hereunder accruing subsequent or prior to such period, nor shall any credit of any kind be due for any period after the date when the Term of this Sublease is scheduled to expire according to its terms.

         As an alternative at the election of Sublessor, Sublessee will upon such termination, pay. to Sublessor, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then present value of the total Rent and other benefits which would have accrued to Sublessor under this Sublease for the remainder of the then current Term of this Sublease (discounted by appropriate capitalization rate) if said term had been fully complied with by Sublessee over and above the then present cash rental value (in advance) of the Leased Premises for the balance of the Term.

         If any payment of Rent or any other payment payable hereunder by Sublessee to Sublessor shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the rate of twelve percent (12%) per annum, compounded monthly. Such interest shall constitute Rent payable hereunder and be payable upon demand therefor by Sublessor.

         If Sublessee shall default in the performance of any of the terms or provisions of this Sublease, other than the payment of Rent, and if Sublessee shall fail to cure such default within the above-described cure period, Sublessor may, at its sole option, cure such default for the account of Sublessee and the sum so expended by Sublessor shall be deemed Rent and on demand shall be paid by Sublessee on the day when Rent shall next become due and payable..

ARTICLE XIII
                                  Miscellaneous

13.1 Failure to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Sublessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Sublease. Pursuit of any one or more of the remedies set forth in
Article XII above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Sublease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any Rent or damages accruing to Sublessor by reason of the violation of any of the terms, provisions or covenants of this Sublease. Failure by Sublessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Sublease.

13.2 In the event Sublessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Sublease and Sublessor places this Sublease in the hands of an attorney for enforcement of all or any part of this Sublease, the collection of any Rent due or to become due or recovery of the possession of the Leased Premises, Sublessee agrees to pay Sublessor's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

13.3 This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Sublessor's interest in the Leased Premises cease to exist for any reason during the Term of this Sublease, then notwithstanding the happening of such event, this Sublease nevertheless shall remain unimpaired and in full force and effect, and Sublessee hereunder agrees to attorn to the then owner of the Leased Premises.

13.4 Sublessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by the city, state, county or other governmental body having authority to levy such taxes. In no event shall Sublessee be entitled to any credit against or reduction in such rental, sales or use tax due to the reduction of Sublessor's obligation to pay such taxes to Prime Lessor resulting from the Sublessor entering into this Sublease.

13.5 The captions appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of any section.

13.6 All Rent and other payments required to be made by Sublessee shall be payable to Sublessor at Bunzl, 3310 E. Miraloma Avenue, Anaheim, CA 92806,
Attention: Controller, or at any other address within the United States as Sublessor may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Sublease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed, in the case of Sublessee, to the Leased Premises, and in the case of Sublessor to Bunzl, 3310 E. Miraloma Avenue, Anaheim, CA 92806, Attention: Region Manager, with a copy to: Bunzl Distribution USA, Inc., 701 Emerson Avenue, Suite 500, St. Louis, Missouri 63141, Attention: General Counsel. Any notice received by Sublessor from the Prime Lessor shall be forwarded to Sublessee within ten (10) days of the receipt thereof.

13.7 If any provision of this Sublease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Sublease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.8 Sublessor hereby represents and warrants that Sublessor has not used the Leased Premises to generate, manufacture, refine, transport, treat, store, discharge or dispose of hazardous or toxic wastes and substances, except for those substances used by Sublessor in the ordinary course of its business, including, but not limited to, oil and grease for the operation and maintenance of equipment, and customary cleaning products, in compliance with applicable law. Sublessor makes no representation as to the presence of lead paint or asbestos-containing building material on the Leased Premises, except that Sublessor represents and warrants that it has not placed any lead paint or asbestos-containing building material on the Leased Premises.

     Sublessee hereby expressly represents and warrants that it will not use the Leased Premises to generate, manufacture, refine, transport, treat, store, handle, discharge or dispose of hazardous or toxic wastes and substances, and that Sublessee has not and will not permit any of such substances to be brought onto the Leased Premises or into the Building or onto the real property upon which the Building is located. Notwithstanding the foregoing, Sublessee may store and handle in the Premises, in compliance with applicable laws and regulations, food, cosmetics and related products for human use or consumption which incidentally may contain minor concentrations of hazardous or toxic wastes and substances. Sublessor, for itself, and on behalf of its agents, employees, consultants and contractors reserves the right to enter upon the Leased Premises to perform, at its own expense unless Sublessee has not so complied in which case it shall be at Sublessee's expense, such tests on the Leased Premises as are reasonably necessary to ensure that Sublessee has complied with this representation and warranty.

     The term "hazardous or toxic wastes and substances" shall be deemed to include all hazardous, toxic or radioactive substances, wastes or materials, all pollutants or contaminants, asbestos, pesticides, gasoline, diesel fuel and other petroleum products, polychlorinated biphenyls (PCBs), and other similar substances and materials containing such substances that are included or regulated under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.6901 et seq. "CERCLA"), the -- --- Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.5101 et -- --- -- seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Clean Water Act (33 U.S.C.ss.1251 et seq.) and any other local, state or -- --- -- --- federal law, either by definition, determination or identification in such laws or by judicial or administrative interpretation of such laws, together with any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     In the event that Sublessee receives any notice of violation, summons, citation, directive, letter or other communication from any federal, state or local agency or local governmental body concerning the presence, release and threatened release of hazardous or toxic wastes or substances, Sublessee shall immediately notify Sublessor of the fact and content thereof.

     In the event it is determined that any action must be taken with regard to the presence of any such hazardous or toxic wastes and substances on the Leased Premises due to acts or omissions of Sublessee, Sublessee covenants and agrees
(a) to take all such actions requited under the Prime Lease and such other actions necessary to bring promptly the Leased Premises into compliance with all applicable laws or governmental regulations and (b) to secure evidence acceptable to Sublessor that all governmental agencies and entities having jurisdiction over the Leased Premises, the real property of which the Leased Premises are a part, and the hazardous or toxic wastes and substances have certified that the Leased Premises and the real property are in compliance with all applicable laws and governmental regulations, all at Sublessee's sole cost and expense. Sublessee acknowledges that Sublessor is relying on the warranties, representations and covenants contained in this section in executing this Sublease, and Sublessee agrees to defend, indemnify and hold Sublessor and its successors and assigns harmless from and against any and all actions, suits, claims, remedial orders, judgments, decrees and damages of any nature (including but not limited to, attorneys' fees and costs, consultants' fees, cleanup, monitoring, removal and restoration costs, and environmental damages, including but not limited to natural resource damages, provided for under all applicable federal, state and local environmental laws) arising from or in relation to the presence, generation, manufacture, refining, transportation, treatment, storage, handling, disposal, discharge, release or spill of any hazardous or toxic wastes or substances in or on the Leased Premises during the term of this Sublease unless caused by Sublessor. The foregoing indemnification and hold harmless obligations shall be in addition to any and all remedies otherwise available to Sublessor hereunder. The provisions of this section shall be deemed to survive, and continue in full force and effect, after the termination, sale assignment or sublease of this Sublease.

     In the event of a violation of the representations, covenants and warranties contained herein, Sublessor may, at its sole discretion: (i) declare a default hereunder; (ii) require Sublessee to take actions and expend whatever funds are necessary to correct such violation and to correct all adverse consequences of such violations so that full compliance with all applicable federal, state and local laws, rules and regulations is ensured; and/or (iii) Sublessor may take such action and expend such sums on Sublessee's behalf to ensure that all such violations and all adverse consequences of such violations are corrected and that the Leased Premises (and the real estate of which the Leased Premises are a part) are brought into full compliance with all applicable federal, state and local laws, rules and regulations. In the event Sublessor elects to expend moneys to correct any such violations, such moneys shall be deemed Rent, payable within ten (10) days of Sublessee's receipt of an invoice thereof. Any such action taken by Sublessor shall not constitute a waiver of any claim that Sublessor has or may have against Sublessee or any other person to recover any loss incurred by Sublessor as a result of such violation.

13.9 Any time Sublessor's consent shall be required under the terms of this Sublease, Prime Lessor's consent shall also be deemed to be required, if required by the terms of the Prime Lease.

13.10 Sublessee warrants and represents that Sublessee has not dealt with any broker in connection with the consummation of this Sublease. Sublessor shall be responsible for payment., of a commission in the amount of $33,107.00 to CB Richard Ellis, Inc., the broker which represented Sublessor on this transaction. In the event any claim is made against the Sublessor relative to dealings with any other broker contacted by Sublessee, Sublessee shall defend the claim against Sublessor with counsel of Sublessor s selection and save harmless and indemnity Sublessor on account of loss, cost or damage which may arise by reason of any such claim.

13.11 In any action or proceeding involving this Lease, the prevailing party in any such action or proceeding shall be entitled to an award, by the court or other tribunal before which such action or proceeding is heard, of its reasonable attorneys' fees and disbursements.

ARTICLE XIV
                     Amendment and Limitation of Warranties

14.1 IT IS EXPRESSLY AGREED BY SUBLESSEE, AS MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS SUBLEASE, THAT THIS SUBLEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS SUBLEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS SUBLEASE.

14.2 THIS SUBLEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY SUBLESSOR AND SUBLESSEE.

14.3 SUBLESSOR AND SUBLESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THE SUBLEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS SUBLEASE.

14.4 IN THE EVENT OF LITIGATION INVOLVING THIS SUBLEASE, BOTH PARTIES AGREE AND CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON FOR SUCH LITIGATION.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

                                   Signatures


SUBLESSOR                                          SUBLESSEE
BUNZL CALIFORNIA, LLC                              WADE COOK FINANCIAL CORP.

                                                   By:/s/ Robert T. Hundel

                                                   Print Name:Robert T. Hundel

By:                                                Title:Chief Operating Officer
   -----------------------------------------
   Daniel J. Lett
   Secretary